Exhibit 10.1

LINE OF CREDIT AGREEMENT

This LINE OF CREDIT AGREEMENT is made as of this 30 day of September, 2013 (the “Line of Credit Agreement”), by and among Novagen Ingenium, Inc, (the “Borrower”); and Michael Sparavec (the ”Lender”). A line of credit is hereby established in the amount of Five Hundred Thousand Dollars ($500,000.00) for the benefit of the Borrower; provided, however, that the Lender unilaterally may terminate the Borrower’s privilege to request advances hereunder or lower said amount. This line of credit will be subject to the following terms and conditions.

1.	The Lender hereby establishes a revolving line of credit in Borrower’s favour in the amount of Five Hundred Thousand Dollars ($500,000.00); provided however, that no provision of this Agreement shall be deemed to require the Lender to advance any sum of money at any time. At any time that the Borrower desires the Lender to advance any sum of money hereunder, the Borrower may request the same, and the Lender for any or no reason may deny such request.

2.	The loan made hereunder will bear interest at the rate as determined pursuant to a certain convertible promissory note (the “Note”), a copy of which is attached hereto and made a part hereof as Exhibit A.

3.	The occurrence of one or more of the following (herein called a “Default” or an “Event of Default”) constitute a default by the Borrower hereunder, and under the Note, in addition to but not in limitation of any events which would cause a default under the terms and conditions of the Note:

a)	Default in the payment or performance of any liability or obligation of Borrower to the Lender or of any covenant or liability contained or referred to herein, in the Note, or in any other note, instrument, document or agreement evidencing any obligation.

b)	The failure of Borrower to perform or to observe any of the provisions of any real estate mortgage, security agreement or other agreement or document now or hereafter evidencing or creating any security for the payment of the Note.

c)	Any representation or warranty of the Borrower I connection with this Line of Credit Agreement or any document executed in accordance herewith, or in pursuance hereof, shall be false on the date on which made.

d)	The failure by Borrower to pay, when due, any amount due under the Note or the failure by the Borrower to pay, when due any obligation of Borrower to Lender.

e)	Borrower’s insolvency, appointment of a receiver for all or a part of Borrower’s property, the making of any assignment by Borrower for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or upon the issuing of any writ of attachment by trustee process or otherwise or a restraining order or injunction affecting any of the Borrower’s property; provided, however, if any such proceeding is commenced against the Borrower shall have thirty (30) days in which to cause such proceeding to be dismissed.

f)	The insolvency of any guarantor of this Line of Credit Agreement and/or the Note or of any obligation of any Borrower to the Lender.

g)	The death, dissolution, termination of existence, declared insolvency; or failure in business of the Borrower or any guarantor of this Line of Credit Agreement or the Note.

h)	The admission in writing of a Borrower’s insolvency or inability to pay debts generally as they become due, or upon any deterioration of the financial condition of the Borrower, any endorser or guarantor of this Line of Credit Agreement or the Note, which results in the lender deeming itself, in good faith, insecure.

i)	Ninety (90) days after DEMAND is made pursuant to the Note, unless the Borrower has satisfied the note in full.

Any such event caused by, or occurring with regard to, any one or more persons constituting the “Borrower” shall be deemed to be so caused by (or occurring with regard to) the “Borrower”.

If any Event of Default occurs, all obligations outstanding from the Borrower to the Lender, including obligations pursuant to this Line of Credit Agreement and/or the Note, shall immediately become due and payable without demand, presentment, protest or other notice of any kind, all of which are hereby expressly waived. In the event of such Event of Default, the lender may proceed to enforce the payment of all obligations of Borrower to Lender and to exercise any and all of the rights and remedies afforded to Lender by law or under the terms of this Line of Credit Agreement or otherwise.

4.	Borrower agrees to furnish to the Lender, upon demand, but not more than semi-annually, so long as indebtedness under the Line of Credit Agreement and the Note remains unpaid, a certified financial statement prepared by an independent accountant setting forth in reasonable detail the assets, liabilities, and net worth of the Borrower and certified to under oath by an officer to the Borrower. Such financial statements shall be sent to the Lender at its address listed above and shall be at the sole cost and expense of the Borrower.
5.	This Line of Credit Agreement is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and Lender or any of the liabilities, obligations or undertakings of Borrower hereunder unless such other agreement specifically refers to this Line of Credit Agreement and expressly so provides.
6.	This Line of Credit Agreement and the covenants and agreements herein contained shall continue in full force and effect until all such obligations, liabilities and undertakings have been paid or otherwise satisfied in full. No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such rights or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion. This Line of Credit Agreement is intended to take effect as a sealed instrument, shall be binding upon Borrower’s legal representatives, successors and assigns, and shall inure to the benefit of Lender’s successors and assigns.
7.	The Borrower does hereby certify that any and all necessary resolutions that may be required to effectuate and validate the terms of this Line of Credit Agreement and the Note. Have been duly made and adopted by the Borrower.
8.	The obligations of the Borrower hereunder shall be joint and several as to each person constituting the Borrower.

IN WITNESS WHEREOF, the parties have caused these presents to be executed as a contract under seal as of the date first above written.

DEBTOR:

Novagen Ingenium, Inc.

By: /s/ Micheal Nugent

Its: President

CREDITOR:

Michael Sparavec

By: Michael Sparavec

Its: /s/ Michael Sparavec

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

Date:	30 September 2013

Principal:	US$500,000.00

Name and Address of Holder:	Micheal Sparave
1725 Currumbin Creek Road
Currubin Valley
Queensland Australia 4227

ARTICLE 1 - INTERPRETATION

1.01	Definitions. In this Note unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	"Business Day" means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Brisbane, Australia;

(b)	"Common Share" means a share of the common stock of the Payor as such stock was constituted on the Note Date;

(c)	"Conversion Rate" means a conversion rate equal to one Common Share for each $0.25 of Principal converted hereunder;

(d)	"Payor" means Novagen Ingenium Inc, a corporation incorporated under the laws of the State of Nevada and its successors and assigns;

(e)	"Event of Default" means any of the events specified in section 8.01 hereof;

(f)	"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder;

(g)	"Governmental Body" means any government, parliament, legislature, regulatory authority, commission, board or court or other law, regulation or rule making entity having or purporting to have jurisdiction on behalf of any nation or state or provincial or other subdivision thereof or any municipality, district or subdivision thereof;

(h)	"Holder" means Micheal Sparavec, an individual, having an address for delivery at 1725 Currumbin Creek Raod, Currubin Valley, Queensland Australia 4227, and any lawful assignee of all but not less than all of the rights of the Holder under this Note provided that no such assignee will be recognized as such by the Payor until an irrevocable transfer of this Note or other evidence satisfactory to the Payor is delivered to the Payor and the Payor has confirmed the recording of the assignee as the Holder.

(i)	"Maturity Date" means that day which is the third anniversary of the Note Date.

(j)	"Note Date" means 30 September 2013

(k)	"Note" means this convertible promissory note and any note, deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof; and

(l)	"Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(a)	"Person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

1.02	Gender. Whenever used in this Note, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

1.03	Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of Australia.

1.04	Numbering of Articles, etc. Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Note.

1.05	Day not a Business Day. In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

1.06	Computation of Time Period. Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

ARTICLE 2 - PROMISE TO PAY

2.01	Indebtedness. The Payor, for value received, and in consideration of the premises hereby acknowledges itself indebted to the Holder and promises and covenants with the Holder to pay to the Holder the sum of FIVE HUNDRED THOUSAND DOLLARS (US$500,000.00) (the "Principal") on or before the Maturity Date.

2.02	No Merger. Neither the taking of any judgment nor the exercise of any power of seizure or realization shall operate to extinguish the obligation of the Payor to pay the sum secured by this Note and shall not operate as a merger of any covenant in this Note, and the acceptance of any payment or alternate security shall not constitute or create a novation, and the taking of a judgment or judgments under a covenant herein contained shall not operate as a merger of those covenants or affect the Holder's right to interest under this Note.

2.03	Interest. Interest will accrue at the rate of 5% per annum and will be payable in respect of the Principal or any other amount owing by the Payor to the Holder hereunder.

2.04	Prepayment. The Payor may, at any time and from time to time when not in default hereunder prepay some or all of the Principal without penalty or bonus, provided that such prepayment shall not result in any breach by the Payor of or any default by the Payor under the terms or conditions of this Note.

ARTICLE 3 - REDEMPTION AND PURCHASE FOR CANCELLATION OF NOTE

3.01	Redemption. The Payor may redeem this Note at any time prior to the Maturity Date in the manner hereinafter provided and in accordance with and subject to the provisions hereinafter set forth.

3.02	Notice of Redemption. The Payor shall give notice to Holder of its intention to redeem this Note (the “Redemption Notice”) not more than 21 days and not less than seven days prior to the date fixed in such notice for redemption (the “Redemption Date”).

3.03	Payment of Redemption Moneys. Upon this Note having been called for redemption as hereinbefore provided, the Payor shall pay the whole of the then outstanding and unpaid Principal to the Holder on the Redemption Date. Upon such payment, this Note shall be deemed to be cancelled and not outstanding hereunder.

3.04	Surrender for Cancellation. If the Principal becomes payable by redemption or otherwise before the Maturity Date, the Holder must surrender this Note for cancellation. If the Holder fails to surrender the Note within a period of seven days from the Redemption Date or does not in such time accept payment of the Principal or give such receipt therefor, if any, as the Payor may require, the whole of the then outstanding Principal shall be set aside in trust for the Holder, without interest on account held with a bank licensed to carry on banking business under the Banking Act 1959 (Australia), and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside, and to that extent such Holder shall have no right except to receive payment out of the moneys so paid and deposited upon surrender and delivery up of this Note.

ARTICLE 4 - CONVERSION RIGHTS

4.01	Right to Convert. Subject to and upon compliance with the provisions of this Note, the Holder shall have the right at any time or from time to time (as the case may be) to convert all or some of the Principal owing to the Holder hereunder (as at the date of election to so convert) into fully paid and non-assessable Common Shares of the Payor at the Conversion Rate (the “Conversion Right”).

4.02	Exercise of Conversion Right. The Conversion Right may be effected by the surrender of this Note at the office of the Payor, accompanied by a written instrument of surrender (which shall be irrevocable) in the form of Schedule "1" annexed hereto signed by the Holder notifying the Payor as to the exercise of the Conversion Right and specifying the amount of Principal in respect of which this Note is converted and setting forth the name and address of the person(s) in whose name(s) the Common Shares issuable upon such conversion are to be registered. The surrender of this Note accompanied by such written notice shall be deemed to constitute a contract between the Holder of this Note and the Payor whereby (i) the Holder subscribes for the number of Common Shares which the Holder shall be entitled to receive on such conversion, (ii) the Holder releases the Payor from all liability with respect to the portion of the Principal so converted, and (iii) the Payor agrees that the surrender of this Note for conversion constitutes full payment of the subscription price for the Common Shares issuable upon such conversion. The date of receipt by the Payor of this Note and such notice is herein referred to as the "Conversion Date".

4.03	Issue of Certificate. As promptly as practicable after the Conversion Date, the Payor shall issue to the Payee or its nominee(s) a certificate or certificates representing the number of fully paid and non-assessable Common Shares into which all or any portion of the Principal has been converted and, if any of Principal remains outstanding hereunder after giving effect to such conversion, the Payor shall issue a new promissory note in form identical to this Note, in principal amount equal to the amount of such unconverted Principal.

4.04	Effect of Conversion. Any election by the Holder to convert this Note delivered in accordance with section 4.02 shall be deemed to have been effected at the close of business on the Conversion Date so that the Holder’s rights hereunder in respect of the converted portion of the Principal shall terminate at such time, and the person(s) entitled to receive the Common shares into which the whole or any part of the Principal is so converted shall be treated, as between the Payor and such person(s), as having become the holder(s) of record of such Common Shares at such time; provided, however, that no such surrender on any date when the share transfer registry for Common Shares is closed shall be effective to constitute the person entitled to receive such Common Shares upon such conversion as the holder of record of such Common Shares on the Conversion Date, but such surrender shall be effective to constitute the person entitled to receive such Common Shares as the holder of record thereof for all purposes at the close of business on the next succeeding Business Day on which such share transfer registry is open.

4.05	No Conversion on Redemption. Notwithstanding any other provision of this Agreement, the Conversion Right shall not be exercised if a Redemption Notice has been given in accordance with section 3.02 unless the Payor fails to pay the Principal in accordance with section 3.03 or section 3.04.

4.06	No Fractional Common Shares. Notwithstanding anything herein contained, the Payor shall not have any obligation hereunder to issue fractional Common Shares upon the conversion of this Note. If any fractional interest in a Common Share would, except for the provisions of this section, be deliverable upon the conversion of any Note, the number of Common Shares issuable to the Holder shall be rounded to the next lower whole number of Common Shares and such holder shall be entitled to a cash payment in lieu thereof equal to such fractional interest multiplied by the closing market price of the Common Shares on the Date of Conversion.

4.07	Adjustment to Conversion Rate. The Conversion Rate in effect at any time is subject to adjustment if and whenever at any time after the date hereof the Payor:

(a)	issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend;

(b)	issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend;

(c)	subdivides its outstanding Common Shares into a greater number of shares; or

(d)	consolidates its outstanding Common Shares into a smaller number of shares;

(any of such events being called a "Common Share Reorganization"). In the event of a Common Share Reorganization, the Conversion Rate will be adjusted effective immediately upon the date on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization (the "Record Date") by multiplying the Conversion Rate by a fraction, the numerator of which is the number of Common Shares outstanding on the Record Date before giving effect to such Common Share Reorganization and the denominator of which is the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on the Record Date).

4.08	Rules Regarding Calculation of Adjustment of Conversion Rate.

(a)	The adjustments provided for in section 4.07 are cumulative and will, in the case of adjustments to the Conversion Rate, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this section 4.08.

(b)	No adjustment in the Conversion Rate is required to be made unless such adjustment would result in a change of at least one per cent (1%) in the prevailing Conversion Rate; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)	If at any time a dispute arises with respect to adjustments provided for in section 4.07, such dispute will be conclusively determined by the auditors of the Payor or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Holder at the cost of the Payor and any such determination will be binding upon the Payor, the holders of this Note and shareholders of the Payor. The Payor will provide such auditors or accountants with access to all necessary records of the Payor.

4.09	Reservation of Common Shares. The Payor shall at all times while any of the Principal is outstanding reserve and keep available out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of this Note, such number of Common Shares as shall from time to time be sufficient to effect the conversion hereof. As a condition precedent to the taking of any action which would require any adjustment in the conversion privilege pursuant to this Note, including the Conversion Rate, the Payor must take any corporate action necessary in order that the Payor have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder of this Note is entitled to receive on the full exercise of its conversion rights in accordance with the provisions hereof.

4.10	Notice of Adjustment.

(a)	The Payor will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in section 4.07, forthwith give notice to the Holder of this Note specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Rate.

(b)	The Payor covenants to and in favour of the Holder of this Note that while any of the Principal is outstanding, it will give notice to the Holder of this Note of its intention to fix a record date for any event referred to in section 4.07 (other than the subdivision or consolidation of the Common Shares) which may give rise to an adjustment in the Conversion Rate, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event; provided that the Payor is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice must be given not less than 14 days in each case prior to such applicable record date or effective date.

ARTICLE 5 - REGISTRATION RIGHTS.

5.01	Registration. Not later than 60 days following the Note Date, the Payor shall file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, or other applicable form, relating to the resale by the Holder of all of the Registrable Securities (the “Registration Statement”) and the Payor shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective at the earliest practicable date. In this ARTICLE 5, "Registrable Securities" means the Common Shares issued or issuable from time to time upon the exercise of the Conversion Right and any securities issued or issuable under Section 4.07.

5.02	Registration Procedures. The Payor will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. The Payor will, at the Payor’s own expense, do the following:

(a)	prepare and file with the Commission with respect to the Registrable Securities, a registration statement on Form S-1, or any other form for which the Payor then qualifies or which counsel for the Payor shall deem appropriate and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use commercially reasonable efforts to cause the Registration Statement to become and remain effective for a period of one year or for such shorter period ending on the earlier to occur of (i) the sale of all Registrable Securities, and (ii) the availability under Rule 144(k) for the Holder to sell the Registrable Securities (in either case, the "Effectiveness Period");

(b)	if the Registration Statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(c)	prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the the Registration Statement effective during the Effectiveness Period;

(d)	provide without charge to the Holder (i) a reasonable number of copies of the Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as the Holder may reasonably request, (ii) such number of copies of the prospectus included in the Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as the Holder may reasonably request in conformity with the requirements of the Securities Act, and (iii) such other documents as the Holder may require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

(e)	use commercially reasonable best efforts to register or qualify the Registration Statement under such other applicable securities or “blue sky” laws of such jurisdictions as the Holder reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the Registration Statement is declared effective by the Commission) and do any and all other acts and things necessary to enable the Holder to consummate the disposition in such jurisdictions of the Registrable Securities; provided that the Payor shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(f)	as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event, which comes to the Payor's attention, that will after the occurrence of such event cause the prospectus included in such registration statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Payor shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

(g)	comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by the Registration Statement;

(h)	as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(i)	use its best efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on FINRA’s OTC Bulletin Board or such other principal securities market on which securities of the same class or series issued by the Payor are then listed or traded;

(j)	provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times;

(k)	cooperate with the Holder to issue and deliver, or cause its transfer agent to issue and deliver, certificates representing Registrable Securities to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates representing the Registrable Securities to the transfer agent or the Payor, as applicable, and enable such certificates to be in such denominations or amounts as the Holder may reasonably request and registered in such names as the Holder may request;

(l)	during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holder to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act; and

(m)	take all other reasonable actions necessary to expedite and facilitate the disposition by the Holder of the Registrable Securities pursuant to the Registration Statement.

In this ARTICLE 5, "Blackout Period" means, with respect to a registration, a period, in each case commencing on the day immediately after the Payor notifies the Holder that the Holder is required, because of the occurrence of an event of the kind described in Section 5.02(f), to suspend offers and sales of Registrable Securities during which the Payor, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Payor, or the unavailability for reasons beyond the Payor's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Payor) that the registration and distribution of the Registrable Securities to be covered by the Registration Statement, would be seriously detrimental to the Payor and its stockholders and ending on the earlier of (i) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material, and (ii) such time as the Payor notifies the selling Holders that the Payor will no longer delay such filing of the Registration Statement, recommence taking steps to obtain a declaration that the Registration Statement is effective, or allow sales pursuant to such Registration Statement to resume; provided that (a) the Payor shall limit its use of Blackout Periods, in the aggregate, to 30 Business Days in any 12-month period and (b) no Blackout Period may commence sooner than 60 days after the end of a prior Blackout Period.

5.03	Suspension of Offers and Sales. The Holder agrees that, upon receipt of any notice from the Payor of the happening of any event of the kind described in Section 5.02(f) or of the commencement of any Blackout Period, the Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.02(f) or notice of the end of the Blackout Period, and, if so directed by the Payor, the Holder shall deliver to the Payor (at the Payor's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.04	Registration Expenses. The Payor shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with securities or “blue sky” laws, and the fees and disbursements of counsel for the Payor and of its independent accountants. Except as provided in this Section, the Payor shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

ARTICLE 6 - RESERVED

6.01	Reserved.

ARTICLE 7 - COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY

7.01	Covenants. The Payor hereby covenants and agrees with the Holder that the Payor shall:

(a)	pay or cause to be paid to the Holder the Principal and any other sum payable under this Note on or before the Maturity Date, at the place, in the currency and in the manner described herein;

(b)	carry on and conduct its business in a proper and efficient manner, accepted practices and applicable laws, rules and regulations;

(c)	make all requisite filings under the United States Securities Act of 1933 and the Exchange Act of 1934, as amended, including those filings necessary to remain a reporting issuer not in default of any requirement of such Acts and the rules and regulations promulgated thereunder;

(d)	maintain in good standing the quotation of the Common Shares upon the NASD over-the-counter bulletin board at all times while the Payor may be subject to any obligations under this Note;

(e)	provide to the Holder all financial statements and other documentation that the Payor is required by law to provide to its shareholders and within the time limits applicable thereto;

(f)	give the Holder prompt written notice of the occurrence of any Event of Default, or any event or circumstance that, with the giving of notice or lapse of time or both, would constitute an Event of Default;

(g)	preserve and maintain its corporate existence and all licenses and permits that are material to the proper conduct of its business and it shall refrain from changing its name;

(h)	keep and maintain proper books of account and other records in accordance with generally accepted accounting principles and shall furnish to the Holder such information concerning the Payor and its undertaking, property, rights and assets as the Holder may reasonably request;

(i)	give prompt written notice to the Holder of any suit, action or proceeding before any court, administrative board or other tribunal materially affecting the Payor or the Holder's rights hereunder; and

(j)	defend the Payor or cause the Payor to be defended against any suit, action or proceeding before any court, administrative board or other tribunal materially affecting the Payor or the Holder's rights hereunder.

7.02	Consolidation and Amalgamation

(a)	The Payor shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a "Successor Corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless:

(i)	prior to or contemporaneously with the consummation of such transaction the Payor and the Successor Corporation shall have executed such instruments and done such things as, in the opinion of counsel to the Holder, are necessary or advisable to establish that upon the consummation of such transaction:

(A)	the Successor Corporation will have assumed all the covenants and obligations of the Payor under this Note, and

(B)	the Note will be a valid and binding obligation of the Successor Corporation entitling the Holder, as against the Successor Corporation, to all the rights of the Holder under this Note;

(ii)	no condition or event shall exist in respect of the Payor or the Successor Corporation either at the time of, or immediately after the consummation of, any such transaction and after giving full effect thereto which constitutes or would constitute an Event of Default hereunder; and

(iii)	such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall be approved by counsel to the Holder as not being prejudicial to the interests of the Holder constituted by this Note or to the rights and powers of the Holder hereunder.

(b)	Whenever the conditions of subsection 7.02(a) shall have been duly observed and performed the Successor Corporation shall possess, and from time to time may exercise, each and every right and power of the Payor under this Note in the name of the Payor or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Payor may be done and performed with like force and effect by the like directors or officers of the Successor Corporation.

7.03	Representation and Warranty. The Payor hereby represents and warrants with and to the Holder that the Payor is duly authorized and has the corporate and lawful power and authority to create and issue this Note and that this Note represents a valid, legal and binding obligation of the Payor enforceable in accordance with its terms.

ARTICLE 8 - DEFAULT AND ENFORCEMENT

8.01	Events of Default. The Principal shall immediately become due and payable upon the occurrence of any of the following events (each such event being called an "Event of Default"):

(a)	if the Payor makes default in the observance or performance of any covenant or condition to which it is subject under this Note or any other agreement now or hereafter made with the Holder and it fails to remedy such default within a period of ten days from receipt of written notice of such default from the Holder;

(b)	if an order is made or, without the prior written consent of the Holder, an effective resolution is passed for the winding-up, liquidation or dissolution of the Payor or if a petition is filed for the winding-up of the Payor, and the same not be disputed diligently and in good faith by the Payor;

(c)	if the Payor makes a general assignment for the benefit of its creditors or a proposal under any applicable bankruptcy law, or is declared bankrupt, or if a liquidator, trustee in bankruptcy or any other officer with similar powers is appointed to take control of the Payor or any substantial part thereof;

(d)	if any proceeding with respect to the Payor is commenced under the Bankruptcy Act 1966 (Australia) or any similar legislation;

(e)	if any execution or any other process of any court becomes enforceable against the Payor which may have a material adverse affect on the Payor’s financial affairs and operations or any material part of its assets or property or if a distress or analogous process is levied upon any of its assets or property or if an encumbrancer takes possession of any of its assets or property, provided that such execution, distress or analogous process or possession by an encumbrancer is not diligently and in good faith being contested by the Payor;

(f)	if the Payor ceases, or threatens to cease, to carry on business or commits, or threatens to commit, any act of bankruptcy; and

(g)	if any representation or warranty made by the Payor hereunder or in any certificate or other instrument furnished to the Holder in regard hereto was false or misleading at the time when it was made in any material respect.

8.02	Remedies in Case of Default. The Payor covenants and agrees that if any Event of Default occurs, then upon demand of the Holder without need for any further declaration, formality, notice or other communication, all of which are hereby expressly waived by the Payor, the Principal shall immediately become due and payable.

8.03	Expenses. The Payor shall pay to the Holder forthwith on demand all costs, charges and expenses, including all legal fees (on a solicitor and own client basis), incurred by the Holder in connection with the recovery or enforcement of payment of any moneys owing hereunder. All such sums shall be secured hereby and shall be added to the Principal without interest.

ARTICLE 9 - WAIVER

The Holder may waive in writing any breach of any of the provisions contained in this Note or any default by the Payor in the observance or performance of any covenant, condition or obligation required to be observed or performed by it under the terms of this Note. No waiver, consent, act or omission by the Holder shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom and no waiver or consent by the Holder shall bind the Holder unless it is in writing. The inspection or approval by the Holder of any document or matter or thing done by the Payor shall not be deemed to be a warranty or holding out of the adequacy, effectiveness, validity or binding effect of such document, matter or thing or a waiver of the Payor's obligations.

ARTICLE 10 - OTHER RIGHTS OF THE HOLDER

The Payor acknowledges and agrees that the Principal shall be paid, satisfied and discharged to the Holder without regard to such dealings as may from time to time occur as between any one or more of the Holder, the Payor and any other person and without regard to such equities or rights of set-off or counterclaim which may from time to time exist between any one or more of the Holder, the Payor or any other person, and that the Principal and any other obligations hereby created shall be paid without regard to any equities between the Payor and the holder hereof or any set-off or cross-claims and the receipt of the Holder for the payment of the Principal will be a good discharge to the Payor in respect thereof.

ARTICLE 11 - NOTICE

Any notice, document or communication required or permitted by this Note to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid registered mail posted in Canada, or if transmitted by any form of recorded telecommunication tested prior to transmission, to such party addressed as follows:

(a)	to the Holder at:

58 Endeavour Bark Drive, Glasshouse Mountains, Queensland Australia 4518

Email; allen.smerdon@bigpond.com

(b)	to the Payor at:

5/142 Siganto Drive, Helensvale, Queensland 4212

Email; corporate@novagenenergy.com

Notice so mailed shall be deemed to have been given on the fifth business day after deposit in a post office or public letter box. Neither party shall mail any notice, request or other communication hereunder during any period in which Canadian postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. Any party may from to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

ARTICLE 12 - MISCELLANEOUS

12.01	Time. Time shall be of the essence of this Note.

12.02	Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New South Wales and the laws of Australia applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the State of New South Wales. The Payor hereby irrevocably attorns to the jurisdiction of the Courts of the State of New South Wales.

12.03	Non-Negotiability. This Note is not a negotiable instrument and is not transferable or assignable without the consent of Payor.

12.04	Severability. If any one or more of the provisions or parts thereof contained in this Note should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)	the invalidity, illegality or unenforceability of any provision or part thereof contained in this Note in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Note in any other jurisdiction.

12.05	Headings. The headings of the articles, sections, subsections and clauses of this Note have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Note.

12.06	Binding Effect. This Note and all of its provisions shall enure to the benefit of the Holder, his heirs, executors, administrators and permitted assigns, and shall be binding upon the Payor and its successors and permitted assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties and their heirs, executors, administrators, [successors] and [permitted] assigns.

IN WITNESS WHEREOF the Payor has duly executed this Note on this 30 day of September, 2013.

NOVAGEN SOLAR INC.
	Per:	/s/ Micheal Nugent
Name: Micheal P. Nugent
Title: President

Acknowledged by the Holder this 30 day of September, 2013.

/s/ Sonny Nugent		/s/ Micheal Sparavec
WITNESS		Name: Micheal Sparavec

Schedule "1"

(Form of Notice of Conversion)

NOVAGEN SOLAR INC.

The undersigned holder of this Note hereby irrevocably elects to convert the said Note (or $____________ principal amount thereof*) into Common Shares in the capital of Novagen Solar Inc. in accordance with the terms of the Note, and directs that a certificate for the Common Shares deliverable and issuable upon conversion be issued and delivered to the undersigned.

DATED the _________ day of __________________________, 201__.

________________________________________

Signature of Holder

________________________________________

Name of Holder

________________________________________

Address

________________________________________

Address

* If less than the principal amount of the within Note is to be converted, indicate in the space provided the principal amount (being $1,000 or an integral multiple thereof) to be converted.